CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-130047 and Post-Effective Amendment No. 1 to the Registration Statement 333-130047 (No. 333-130047-99) of our report dated June 17, 2015, relating to the financial statements of Ingersoll Rand Company Employee Savings Plan as of and for the years ended December 31, 2014 and 2013, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 17, 2015